UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2965 S. Jones Blvd. # C1-100 Las Vegas, Nevada		89146
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 5, 2018, The Parking REIT, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "Meeting").  A quorum was present at the Meeting in accordance with Company's Bylaws. The following charts set forth the number of votes cast for and against, and the number of abstentions (if applicable), with respect to the following matters being voted upon by the stockholders.

Proposal #1 – Election of Directors

At the Meeting, the following individuals were elected to the Company's Board of Directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, by the following vote:

Director Nominees	For	Withhold
Michael V. Shustek	3,323,103	233,694
David Chavez	3,312,692	244,105
John E. Dawson	3,337,296	219,501
Robert J. Aalberts	3,328,203	228,594
Nicholas Nilsen	3,330,460	226,337
Shawn Nelson	3,328,593	228,203
William Wells	3,329,563	227,234

Proposal #2 -  Ratification of Appointment of Auditors

At the Meeting, the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, by the following vote:

For	Against	Abstain
3,349,282	64,367	143,147

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PARKING REIT, INC.

Date: October 11, 2018	By:	/s/ Michael V. Shustek
	Name	Michael V. Shustek
	Title:	Chief Executive Officer